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                                                                    Exhibit (15)

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549

          RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202;
               33-55986; 33-56101 33-26241; 33-34000; 33-56151; 333-18627;
               33-39228 33-56125; 33-60266; 33-65364; 33-59431; 333-18617;
               333-21167; 333-35519; 333-40239; 333-50969; and 333-62183) and
               Ecolab Inc. Registration Statements on Form S-3 (Registration Nos. 333-14771 and 333-45295)

We are aware that our report dated October 20, 1998, on our reviews of interim financial information of Ecolab Inc. for the periods ended September 30, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                /s/ PricewaterhouseCoopers LLP
                                                PRICEWATERHOUSECOOPERS LLP

Saint Paul, Minnesota
November 10, 1998